EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-255044 and 333-260849) and Registration Statement on Form S-3 MEF (333-258921) of PharmaCyte Biotech, Inc. of our report dated July 31, 2023 relating to the consolidated financial statements and consolidated financial statement schedules, which appears in this Form 10-K for the year ended April 30, 2023 listed in the accompanying index.

/s/ ArmaninoLLP

Irvine, California

July 31, 2023